Execution Version

$400,000,000

Dr Pepper Snapple Group, Inc.

$100,000,000 3.430% Senior Notes due 2027
$300,000,000 4.500% Senior Notes due 2045

Purchase Agreement

June 5, 2017
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

As Representatives of the several Initial Purchasers named in Schedule II hereto
Ladies and Gentlemen:
Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers named in Schedule II hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $100,000,000 aggregate principal amount of its 3.430% Senior Notes due 2027 (the “2027 Notes”) and $300,000,000 aggregate principal amount of its 4.500% Senior Notes due 2045 (the “2045 Notes” and, together with the 2027 Notes, the “Securities”), to be issued under an indenture (the “Base Indenture”), dated as of December 15, 2009, between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented, in respect of the 2027 Notes, by the Seventh Supplemental Indenture, dated as of December 14, 2016 (the “Seventh Supplemental Indenture”), and in respect of the 2045 Notes, by the Fifth Supplemental Indenture, dated as of November 9, 2015 (the “Fifth Supplemental Indenture”) and as supplemented through the Closing Date (as defined in Section 4) by a ninth supplemental indenture (the “Ninth Supplemental Indenture,” and, together with the Base Indenture, the Fifth

Supplemental Indenture and the Seventh Supplemental Indenture, the “Indenture”) between the Company, the Guarantors (as defined below) and the Trustee, of which $400,000,000 aggregate principal amount of 2027 Notes were originally issued on December 14, 2016 and $250,000,000 aggregate principal amount of 2045 Notes were originally issued on November 9, 2015. The Securities will be guaranteed (the “Guarantees”) on an unsecured unsubordinated basis by each of the entities (the “Guarantors”) listed on Schedule III hereto. If the firm or firms listed in Schedule II hereto include only the Representatives listed in Schedule I hereto, then the terms “ Initial Purchasers” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.
The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated June 5, 2017 (the “Preliminary Offering Memorandum”), and a pricing term sheet substantially in the form attached hereto as Schedule IV (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and will prepare a final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet, are collectively referred to as the “Pricing Disclosure Package”. For purposes of this Agreement, “Applicable Time” shall be the date and time set forth on Schedule I. As used herein, the terms “Preliminary Offering Memorandum,” “Pricing Disclosure Package” and “Final Offering Memorandum” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Preliminary Offering Memorandum, Pricing Disclosure Package, any Company Additional Written Communication (as defined below) and Final Offering Memorandum shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to investors (“Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (“Exempt Resales”). Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A of the rules and regulations promulgated under the Securities Act by the Commission (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”).
The holders of the Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the Company, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors agree to file a registration statement with the Commission registering the resale and/or exchange of the Securities (the “Exchange Securities”) and the related Guarantees (the “Exchange Guarantees”) under the Securities Act (the “Exchange Offer”).
1.Representations and Warranties. The Company represents and warrants to and agrees with each of the Initial Purchasers as of the date hereof, as of the Applicable Time and as of the Closing Date that:

(a)(i) When the Securities and the Guarantees are issued and delivered pursuant to this Agreement, such Securities and Guarantees will not be of the same class (within the meaning of Rule 144A) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system; each of the Pricing Disclosure Package, as of the Applicable Time, and the Final Offering Memorandum, as of its date and the Closing Date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(ii) Assuming the accuracy of your representations and warranties in Section 7, the purchase and resale of the Securities pursuant to this Agreement (including pursuant to Exempt Resales) will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify an indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(iii) No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act was used by the Company, the Guarantors or, to the knowledge of the Company, any of their respective affiliates or any of their respective representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Securities.

(iv) No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company, the Guarantors or, to the knowledge of the Company, any of their respective affiliates or any of their respective representatives (other than you, as to whom the Company makes no representation) with respect to the Securities sold outside the United States to non-U.S. persons, and the Company, and, to the knowledge of the Company, any affiliate of the Company and any person acting on its or their behalf (other than you, as to whom the Company makes no representation) has complied with and will comply with the “offering restrictions” required by Rule 902 under the Securities Act.

(v) Neither the Company, any Guarantor nor, to the knowledge of the Company, any other person acting on behalf of the Company or any Guarantor (other than you, as to whom the Company makes no representation) has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of Rule 144A, (iii) the Pricing Disclosure Package does not, and at the time of each sale of the Securities in connection with the offering when the Final Offering Memorandum is not yet available to prospective purchasers and at the Closing Date, the Pricing Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Final Offering Memorandum does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Pricing Disclosure Package or the Final Offering Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein

(c)The Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication, other than a communication referred to in clauses (i) and (ii) below, a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show that is a written communication within the meaning of Rule 405 under the Securities Act or other written communications, in each case used in accordance with Section 6(c). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, does not, as of the Applicable Time and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions from each such Company Additional Written Communication based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.

(d)The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum have been or will be prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued by the Commission and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, threatened.

(e)The financial statements and the related notes thereto included or incorporated by reference in each of the Pricing Disclosure Package and the Final Offering Memorandum present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included in each of the Pricing Disclosure Package and the Final Offering Memorandum presents fairly, in all material respects, the information shown thereby as of the dates indicated. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f)Except as otherwise disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, since the date of the most recent financial statements of the Company included or incorporated in each of the Pricing Disclosure Package and the Final Offering Memorandum, (i) there has not been any change in the capital stock (other than as a result of exercises of stock options or issuances under employee benefit plans and share repurchases) or increases in long-term debt of the Company or any of its subsidiaries (except for such changes that result from accounting for the fair value of hedges), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position, results of operations of the

Company and its subsidiaries, taken as a whole; and (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, except in the case of this clause (ii) for any such loss or interference that would not, individually or in the aggregate, have a material adverse effect on the business, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company or the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”).

(g)(i) The Company and the Guarantors (other than Mott’s General Partnership and Americas Beverages Management GP (each, a “Nevada General Partnership”)) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization and (ii) each Nevada General Partnership is validly existing as a general partnership under the laws of the State of Nevada.  The Company and the Guarantors are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Guarantors have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(h)The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, except where the failure to be so authorized, issued, fully paid and non-assessable would not, individually or in the aggregate, have a Material Adverse Effect, and are owned directly or indirectly by the Company (except in the case of any foreign subsidiary, for directors’ qualifying shares), free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(i)The Company has full power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Securities and the Ninth Supplemental Indenture and had full power and authority to execute and deliver the Base Indenture, the Fifth Supplemental Indenture and the Seventh Supplemental Indenture (collectively, the “Company Transaction Documents”) and to perform its obligations hereunder and thereunder. Each Guarantor has full power and authority to execute and deliver the Registration Rights Agreement and the Ninth Supplemental Indenture and had full power and authority to execute and deliver the Base Indenture, the Fifth Supplemental Indenture and the Seventh Supplemental Indenture (including each Guarantee set forth in the Ninth Supplemental Indenture) (collectively, the “Guarantor Transaction Documents” and, together with the Company Transaction Documents, the “Transaction Documents”). All action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Company Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken. All action required to be taken by each of the Guarantors for the due and proper authorization, execution and delivery of the Guarantor Transaction Documents and the consummation of the transactions contemplated thereby will have been duly and validly taken on or prior to the Closing Date.

(j)The Base Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); the Fifth Supplemental Indenture and the Seventh Supplemental Indenture have been duly authorized, executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitute valid and legally binding agreements of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, subject to the Enforceability Exceptions; the Ninth Supplemental Indenture has been duly authorized by the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations applicable to an indenture which is qualified thereunder.

(k)The Securities have been duly authorized by the Company and, when executed and delivered by the Company pursuant to the terms of this Agreement, and assuming due authentication thereof by the Trustee, will be duly executed, authenticated, issued and delivered as provided in the Indenture and, when paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Exchange Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered by the Company in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture and conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(l)The Guarantees have been duly authorized by the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions. The Exchange Guarantees have been duly authorized by the Guarantors and, when the Exchange Securities have been duly executed, authenticated, issued and delivered by the Company in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(m)The Registration Rights Agreement has been duly authorized by the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors and when the Securities are delivered as provided in the Indenture and paid for as provided herein, will a constitute valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and the Securities will be entitled to the benefits provided by the Registration Rights Agreement.

(n)This Agreement has been duly authorized, executed and delivered by the Company.

(o)Each of the Transaction Documents conforms in all material respects to the descriptions thereof contained in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(p)Neither the Company nor any of its subsidiaries are (i) in violation of their respective charters or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees thereof) and compliance by the Company and each Guarantor, as applicable, with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Guarantors or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Guarantors, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each Guarantor, as applicable, of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees thereof) and compliance by the Company and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities and the related Guarantees by the Initial Purchasers.

(s)Except as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and to the knowledge of the Company or its subsidiaries, no such investigations, actions, suits or proceedings are threatened.

(t)Deloitte & Touche LLP, who has audited certain consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(v)Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries own or possess the right to use all material patents, patent applications, trademarks, service marks, trade names, copyrights, know-how and trade secrets (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted, (ii) to the knowledge of the Company and its subsidiaries, the conduct of their respective businesses, as currently conducted does not infringe, misappropriate or otherwise conflict with any Intellectual Property of any third party, and (iii) the Company and its subsidiaries have not received any written notice of any claim against the Company or its subsidiaries concerning the foregoing.

(w)Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds of the sale of the Securities as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable subsidiary has set aside an adequate reserve for its potential liability or to the extent the failure to pay such taxes or file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, all such tax returns are true, complete and correct; and except as otherwise disclosed in each of the Pricing Disclosure Package and the Final Offering Memorandum, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, have a Material Adverse Effect.

(y)The Company and its subsidiaries possess all licenses, certificates, permits or other authorizations (“Permits”) issued by appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, and have fulfilled all material obligations with respect to such Permits, except where the failure to possess such Permits or perform such obligations would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any Permit or has any knowledge that any such Permit will not be renewed in the ordinary course, except for such revocations, modifications or renewals as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or its subsidiaries, is contemplated or threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)(i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)    Except as otherwise disclosed in the Pricing Disclosure Package and the Final Offering Memorandum and as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each employee benefit pension plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to Title IV of ERISA that is maintained and established by the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Pension Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Pension Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Pension Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) not waived by the PBGC has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to a Pension Plan or premiums to the PBGC, in the ordinary course and without default) with respect to the termination of a Pension Plan (or the withdrawal from a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except in the case of clauses (iii) and (iv) as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum.

(cc)    The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. At December 31, 2016, there were no material weaknesses in the Company’s internal controls over financial reporting. Based on the Company’s evaluation of internal control over financial reporting in connection with the preparation of its quarterly report on Form 10-Q for the quarter ended March 31, 2017, at March 31, 2017, there were no material weaknesses in the Company’s internal controls over financial reporting which were reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(dd)    The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company deems are adequate to protect the Company and its subsidiaries and their respective businesses; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee)    Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ff)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Pricing Disclosure Package and the Final Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(gg)    The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto as such rules and regulations currently apply to the Company (collectively, the “Sarbanes-Oxley Act”).

(hh)    (i) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or other representative associated with or acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security

Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”)), in each case, except to the extent that the Company’s or its subsidiaries’ transactions and dealings with or involving such person or Sanctioned Country are authorized under applicable sanctions laws.
(ii) The Company will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or the target of Sanctions; or
(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Securities, whether as underwriter, advisor, investor or otherwise).
(iii) For the past three years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country.
(ii)    To the best knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, anti-money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj)    Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or other representative associated with or acting on behalf of the Company or of any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would violate either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; or (iii) the Bribery Act 2010 of the United Kingdom; and the Company and its subsidiaries have conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance therewith.

2.Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase prices set forth in Schedule I hereto.

3.[Reserved.]

4.Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Initial Purchasers of (a) the Securities to be offered and sold to Subsequent Purchasers in reliance on Rule 144A in the form of one or more permanent global securities in definitive form without interest coupons (the “Restricted Global Security”) deposited with the Trustee as custodian for The Depositary Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC; and (b) the Securities to be offered and sold to Subsequent Purchasers in reliance on Regulation S in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Security”) deposited with the Trustee as custodian for DTC for the respective accounts of the DTC participants for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) and registered in the name of Cede & Co., as nominee for DTC. The Restricted Global Security and the Regulation S Global Security shall be assigned separate CUSIP numbers. The Restricted Global Security shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Pricing Disclosure Package and the Final Offering Memorandum. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Securities, interests in the Regulation S Global Security may only be held by DTC participants for Euroclear or Clearstream. Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream or DTC, as the case may be, except in the limited circumstances described in the Pricing Disclosure Package and the Final Offering Memorandum. The Restricted Global Security and the Regulation S Global Security will be made available for checking in New York, New York not later than one full business day prior to the Closing Date.

5.Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers are subject to the following conditions:

(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act; and

(ii)there shall not have occurred any change, or any development involving a prospective change, in or affecting the business, properties, financial position, results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.

(b)The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)Baker Botts L.L.P., counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A hereto

(d)James L. Baldwin, Executive Vice President and General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

(e)The Initial Purchasers shall have received on the Closing Date an opinion of Mayer Brown LLP, counsel for the Initial Purchasers, dated such date, in form and substance reasonably satisfactory to the Representatives.

(f)The Initial Purchasers shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and the Final Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut‑off date” not earlier than three business days prior to the Closing Date.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Representatives.

6.Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(a)To furnish to you, without charge, as many copies of the Pricing Disclosure Package, the Final Offering Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Initial Purchasers and, upon request of holders and prospective purchasers of the Securities, to such holders and prospective purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Securities.

(b)Before amending or supplementing the Pricing Disclosure Package or the Final Offering Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to effect any such proposed amendment or supplement to which you reasonably object.

(c)To furnish to you a copy of each proposed Company Additional Written Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Company Additional Written Communication to which you reasonably object.

(d)If, at any time prior to the completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, amendments or supplements to the Pricing Disclosure Package or the Final Offering Memorandum so that the statements in the Pricing Disclosure Package or the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Pricing Disclosure Package or the Final Offering Memorandum is delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package or the Final Offering Memorandum, as amended or supplemented, will comply with applicable law.

(e)For as long as any of the Securities remain outstanding, to furnish or cause to be furnished, upon request, to the Initial Purchasers and any holder of the Securities a copy of the restrictions on transfer applicable to the Securities.

(f)To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it generally to service of process in suits in any jurisdiction where it is not now subject or subject itself to taxation in any such jurisdiction where it is not now subject.

(g)During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Securities that have been acquired by any of them.

(h)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the offering and delivery of the Securities and all other fees or expenses in connection with the preparation of the Pricing Disclosure Package, the Final Offering Memorandum, any Company Additional Written Communication prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Initial Purchasers and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Initial Purchasers incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(i)During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) as disclosed in the Final Offering Memorandum under “Use of Proceeds,” (iii) commercial paper issued in the ordinary course of business or (iv) securities or warrants permitted with the prior written consent of the Representatives).

(j)To prepare a pricing term sheet relating to the offering of the Securities, in the form of Schedule IV hereto.

7.Representations by, and Covenants of, the Initial Purchasers. Each Initial Purchaser severally, and not jointly, represents and warrants to and agrees with the Company that:

(a)It is an “accredited investor” within the meaning of Regulation D under the Securities Act;

(b)The Securities have not been registered under the Securities Act and may not be offered and sold within the United States or to, or for the account of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. It has offered and sold the Securities, and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A. Accordingly, neither such Initial Purchaser nor its affiliates have engaged or will engage in any directed selling efforts with respect to the Securities, and such Initial Purchaser and its affiliates have complied and will comply with the offering restrictions requirement of Regulation S. At or prior to confirmation of sale of the Securities, other than a sale pursuant to Rule 144A, each Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
(c)It and each of its affiliates will not offer or sell the Securities by any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act. With respect to resales by an Initial Purchaser made in reliance on Rule 144A of any Securities, it will deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(d)It has not used or referred to nor, prior to the later to occur of (a) the Closing Date and (b) completion of the distribution of the Securities, will it use or refer to any material in connection with the offering and sale of the Securities other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Offering Memorandum or any electronic road show or other written communication pursuant to Section 1(c)(iii), (iii) any written communication prepared by such Initial Purchaser and approved by the Company in writing or (iv) any written communication relating to or that contains the preliminary and/or final terms of the Securities or their offering and/or other information that was included in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum.

8.Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors and officers, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto, or any information provided by the Company to any holder or prospective purchaser of the Securities pursuant to Section 6(a) or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)    Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the seventh and eighth paragraphs under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information relating to an Initial Purchaser furnished to the Company in writing by an Initial Purchaser through you expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(A) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate initial public offering price of the Securities as set forth in the Final Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)    The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by such Initial Purchaser and resold exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or through the Euroclear or Clearstream shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package or the Final Offering Memorandum.

10.Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one‑tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non‑defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one‑ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one‑tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Initial Purchaser or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Pricing Disclosure Package, in the Final Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out‑of‑pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.
11.Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b)    The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arms-length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Initial Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of any matter referred to in this Agreement is hereby waived by the parties hereto.

14.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement

15.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Representatives shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division (Fax: 212-507-8999); Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department (Fax: 212-902-9316); and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate - 3rd floor (Fax: 212-834-6081); and if to the Company shall be delivered, mailed or sent to Dr Pepper Snapple Group, Inc., 5301 Legacy Drive, Plano, Texas 75024 (Fax: 972-673-7879), Attention: Martin M. Ellen, Executive Vice President & Chief Financial Officer.

16.Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

[Remainder of page left intentionally blank; signatures appear on next page.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DR PEPPER SNAPPLE GROUP, INC.

By:		/s/ Martin M. Ellen
	Name:	Martin M. Ellen
	Title:	Executive Vice President & Chief Financial Officer

Signature Page to Purchase Agreement

Accepted as of the date hereof
MORGAN STANLEY & CO. LLC
GOLDMAN SACHS & CO. LLC
J.P. MORGAN SECURITIES LLC

Acting severally on behalf of themselves
and the several Initial Purchasers named in
Schedule II hereto

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

Signature Page to Purchase Agreement

SCHEDULE I

Representatives:	Morgan Stanley & Co. LLC Goldman Sachs & Co. LLC J.P. Morgan Securities LLC

Applicable Time:	4:15 p.m., EST, on June 5, 2017

Indenture:
Indenture dated as of December 15, 2009 between the Company and the Trustee, as supplemented, in respect of the 2027 Notes, by the seventh and ninth supplemental indentures, and in respect of the 2045 Notes, by the fifth and ninth supplemental indentures

Trustee:	Wells Fargo Bank, N.A.

Pricing Disclosure Package:	The Preliminary Offering Memorandum dated June 5, 2017 relating to the Securities

Pricing term sheet dated June 5, 2017 relating to the Securities

Securities to be purchased:	$100,000,000 3.430% Senior Notes due 2027 $300,000,000 4.500% Senior Notes due 2045

Purchase Price:
2027 Notes: 100.938% of the principal amount, plus accrued interest, if any, from June 15, 2017

2045 Notes: 104.094% of the principal amount, plus accrued interest from May 15, 2017 (the total amount of accrued interest on June 15, 2017 will be $3.75 per $1,000 principal amount)

Maturity:	2027 Notes: June 15, 2027 2045 Notes: November 15, 2045

Interest Rate:	2027 Notes: 3.430% per annum, accruing from June 15, 2017

I-1

2045 Notes: 4.500% per annum, accruing from May 15, 2017

Interest Payment Dates:	2027 Notes: June 15 and December 15, commencing December 15, 2017 2045 Notes: May 15 and November 15, commencing November 15, 2017

Closing Date and Time:	June 15, 2017; 10:00 a.m. EST

Closing Location:	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606

I-2

SCHEDULE II

Initial Purchaser	Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2045 Notes to be Purchased

Morgan Stanley & Co. LLC	$20,000,000	$60,000,000
Goldman Sachs & Co. LLC	$20,000,000	$60,000,000
J.P. Morgan Securities LLC	$20,000,000	$60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$10,000,000	$30,000,000
Credit Suisse Securities (USA) LLC	$5,000,000	$15,000,000
Deutsche Bank Securities Inc.	$5,000,000	$15,000,000
HSBC Securities (USA) Inc.	$5,000,000	$15,000,000
Rabo Securities USA, Inc.	$5,000,000	$15,000,000
U.S. Bancorp Investments, Inc.	$5,000,000	$15,000,000
Wells Fargo Securities, LLC	$5,000,000	$15,000,000

Total	$100,000,000	$300,000,000

II-1

SCHEDULE III

List of Guarantors

234DP Aviation, LLC
A & W Concentrate Company
Americas Beverages Management GP
AmTrans, Inc.
Bai Brands LLC
Berkeley Square US, Inc.
Beverages Delaware Inc.
DP Beverages Inc.
DPS Americas Beverages, LLC
DPS Beverages, Inc.
DPS Finance II, Inc.
DPS Holdings Inc.
Dr Pepper/Seven-Up Beverage Sales Company
Dr Pepper/Seven Up Manufacturing Company
Dr Pepper/Seven Up, Inc.
High Ridge Investments US, Inc.
International Investments Management LLC
Mott’s General Partnership
Mott’s LLP
MSSI LLC
Nantucket Allserve, Inc.
Nuthatch Trading US, Inc.
Pacific Snapple Distributors, Inc.
Royal Crown Company, Inc.
Snapple Beverage Corp.
Splash Transport, Inc.
The American Bottling Company
184 Innovations, Inc.

III-1

SCHEDULE IV
Form of Pricing Term Sheet

CONFIDENTIAL

$400,000,000
Dr Pepper Snapple Group, Inc.
$100,000,000 3.430% Senior Notes due 2027
$300,000,000 4.500% Senior Notes due 2045

Final Term Sheet
June 5, 2017

Supplementing the Preliminary Offering Memorandum dated June 5, 2017

Issuer:	Dr Pepper Snapple Group, Inc.
Guarantors:	The Notes will be fully and unconditionally guaranteed by the Issuer’s existing and future subsidiaries that guarantee any of its other indebtedness.
Format:	Rule 144A / Regulation S
Trade Date:	June 5, 2017
Settlement Date (T+8):	June 15, 2017
Change of Control:
Upon the occurrence of a “Change of Control Triggering Event,” the Issuer will be required, unless it has exercised its right to redeem the Notes or initiated a special mandatory redemption, within a specified period, to make an offer to repurchase all of each series of Notes at a price equal to 101% of the principal amount of the applicable series of Notes, plus any accrued and unpaid interest and additional interest to the date of repurchase.

Denominations:	$2,000 x $1,000
Joint Book-Running Managers:	Morgan Stanley & Co. LLC Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Rabo Securities USA, Inc. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC
	Reopening of 3.430% Senior Notes due 2027	Reopening of 4.500% Senior Notes due 2045
Securities Offered:
$100,000,000 (reopening of 3.430% Senior Notes due 2027, of which $400,000,000 was previously issued on December 14, 2016), for a total principal amount outstanding of $500,000,000

The 2027 notes offered hereby will have substantially identical terms, other than with respect to transfer restrictions and registration rights, as our currently outstanding 3.430% Senior Notes due 2027, but will be treated as a separate class of debt securities unless and until we consummate a registered exchange offer.

$300,000,000 (reopening of 4.500% Senior Notes due 2045, of which $250,000,000 was previously issued on November 9, 2015), for a total principal amount outstanding of $550,000,000

The 2045 notes offered hereby will have substantially identical terms, other than with respect to transfer restrictions and registration rights, as our currently outstanding 4.500% Senior Notes due 2045, but will be treated as a separate class of debt securities unless and until we consummate a registered exchange offer.

Maturity Date:	June 15, 2027	November 15, 2045
Interest Payment Dates:	Each June 15 and December 15, beginning on	Each May 15 and November 15, beginning on

IV-1

	December 15, 2017	November 15, 2017
Coupon (Interest Rate):	3.430%	4.500% (interest on the 2045 notes will accrue from May 15, 2017)
Price to Public (Issue Price):	101.388%	104.969% of the 2045 notes, plus accrued interest from May 15, 2017 (the total amount of accrued interest on June 15, 2017 will be $3.75 per $1,000 principal amount of the 2045 notes)
Yield to Maturity:	3.263%	4.196%
Benchmark Treasury:	UST 2.375% due May 15, 2027	UST 3.000% due February 15, 2047
Benchmark Treasury Price and Yield:	101-22+; 2.183%	103-02; 2.846%
Spread to Benchmark Treasury:	1.08% (108 basis points)	1.35% (135 basis points)
Make-Whole Call:	T+20 basis points (prior to March 15, 2027)	T+25 basis points (prior to May 15, 2045)
Par Call:	On or after March 15, 2027	On or after May 15, 2045
CUSIP / ISIN:	Rule 144A: 26138E AZ2 / US26138EAZ25 Regulation S: U2645F AD2 / USU2645FAD25	Rule 144A: 26138E BA6 / US26138EBA64 Regulation S: U2645F AE0 / USU2645FAE08

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
It is expected that delivery of the Notes will be made against payment therefor on or about June 15, 2017, which is the eighth business day following the date hereof (such settlement cycle being referred to as “T+8”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next four succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+8, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement.
This communication is intended for the sole use of the person to whom it is provided by the initial purchasers.
The issuer has prepared a Preliminary Offering Memorandum for the offering to which this communication relates. This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making the investment decision has received and reviewed the information contained in the Preliminary Offering Memorandum. Any initial purchaser or any dealer participating in the offering will arrange to send you the Preliminary Offering Memorandum if you request it by calling Morgan Stanley & Co. LLC toll-free at (866) 718-1649, by calling Goldman Sachs & Co. LLC toll-free at (866) 471-2526 or by calling J.P. Morgan Securities LLC collect at (212) 834-4533.

This Final Term Sheet shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there by any sale of the Notes, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will be offered and sold to “qualified institutional buyers” in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons who are not “U.S. persons” in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, “U.S. persons” absent registration or an applicable exemption from registration requirements.

Any disclaimers or notices that may appear on this communication below the text of this legend are not applicable to this communication and should be disregarded. Such disclaimers may have been electronically generated as a result of this communication being sent via, or posted on, Bloomberg or another electronic mail system.

IV-2

Exhibit A

Opinion of Baker Botts L.L.P., counsel for the Company, pursuant to Section 5(c)

(i)    The Company has full corporate power and authority to execute and deliver the Purchase Agreement, the Registration Rights Agreement, the Securities and the Ninth Supplemental Indenture and had full power and authority to execute and deliver the Base Indenture, the Fifth Supplemental Indenture and the Seventh Supplemental Indenture (collectively, the “Company Transaction Documents”) and to perform its obligations hereunder and thereunder. All corporate action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Company Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(ii)    The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(iii)    The Base Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”); the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(iv)    The Fifth Supplemental Indenture and the Seventh Supplemental Indenture have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Guarantors and the Trustee, constitute valid and legally binding agreements of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, except as enforceability may be limited by the Enforceability Exceptions.

(v)    The Ninth Supplemental Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Guarantors and the Trustee, constitutes a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

Exhibit A, Page 1

(vi)    The Securities have been duly authorized, executed and delivered by the Company and, assuming due authentication thereof by the Trustee, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(vii)    The Exchange Securities have been duly authorized by the Company and, when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(viii)    Assuming the Guarantees have been duly authorized, executed and delivered by the Guarantors, the Guarantees constitute valid and legally binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

(ix)    When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture and when Exchange Guarantees have been duly authorized, executed and delivered by the Guarantors, the Exchange Guarantees will constitute valid and legally binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

(x)    The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Initial Purchasers and the Guarantors, constitutes a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, subject to the Enforceability Exceptions; the Securities are entitled to the benefits provided by the Registration Rights Agreement.

(xi)    Each of the Transaction Documents conforms in all material respects to the descriptions thereof contained in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(xii)    The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees thereof) and compliance by the Company and each Guarantor, as applicable, with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not result in the violation of any law or statute of the United States or the State of New York or, to our knowledge following inquiry of

Exhibit A, Page 2

the Company’s management, any judgment, order, rule or regulation of any United States federal or New York State court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Guarantors, except for any such violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xiii)    No consent, approval, authorization, order, registration or qualification of or with any United States federal or New York State governmental or regulatory authority or, to our knowledge following inquiry of the Company’s management, any United States federal or New York State court or arbitrator is required for the execution, delivery and performance by the Company and each Guarantor, as applicable, of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees thereof) and compliance by the Company and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable federal and state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(xiv)    The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of the Notes” and “Plan of Distribution,” insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

(xv)    The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

(xvi)    Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds of the sale of the Securities as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(xvii)    Assuming the accuracy of, and compliance with, the representations, warranties and covenants of the Company and the Initial Purchasers contained in the Purchase Agreement, it is not necessary in connection with (A) the offer, sale and delivery of the Securities by the Company to the several Initial Purchasers pursuant to the Purchase Agreement or (B) the resales of the Securities by the several Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum, to register the Securities under the

Exhibit A, Page 3

Securities Act or to qualify the indenture in respect thereof under the Trust Indenture Act.

(xviii)    Each document filed pursuant to the Exchange Act and incorporated by reference in the Pricing Disclosure Package or the Final Offering Memorandum (except for the financial statements, financial statement footnotes and financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

Such counsel shall also state that nothing has come to their attention that causes such counsel to believe that (i) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Final Offering Memorandum, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that, in each case, such counsel has not been asked to, and shall not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom or (b) representations and warranties and other statements of fact contained in the exhibits to documents incorporated by reference therein.

Exhibit A, Page 4

Exhibit B
Opinion of James L. Baldwin, Executive Vice President and
General Counsel of the Company, pursuant to Section 5(d)

(i)    (a) The Company and the Guarantors (other than Mott’s General Partnership and Americas Beverages Management GP (each, a “Nevada General Partnership”)) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization; and (b) each Nevada General Partnership is validly existing as a general partnership under the laws of the State of Nevada. To the best of his knowledge, the Company and the Guarantors are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Guarantors have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(ii)    Each Guarantor had full power and authority to execute and deliver the Fifth Supplemental Indenture and the Seventh Supplemental Indenture and each Guarantor has full power and authority to execute and deliver the Ninth Supplemental Indenture (including each Guarantee set forth in the Indenture) (collectively, the “Guarantor Transaction Documents” and, together with the Company Transaction Documents, the “Transaction Documents”). All action required to be taken by each of the Guarantors for the due and proper authorization, execution and delivery of the Guarantor Transaction Documents and the consummation of the transactions contemplated thereby will have been duly and validly taken.

(iii)    The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, except where the failure to be so authorized, issued, fully paid and non-assessable would not, individually or in the aggregate, have a Material Adverse Effect, and are owned directly or indirectly by the Company (except in the case of any foreign subsidiary, for directors’ qualifying shares), free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(iv)    To my knowledge, except as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, there are no legal,

Exhibit B, Page 1

governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to my knowledge, no such investigations, actions, suits or proceedings are threatened.

(v)    The Fifth Supplemental Indenture and the Seventh Supplemental Indenture have been duly authorized, executed and delivered by each of the Guarantors.

(vi)    The Ninth Supplemental Indenture has been duly authorized, executed and delivered by each of the Guarantors.

(vii)    The Guarantees have been duly authorized, executed and delivered by the Guarantors; the Exchange Guarantees have been duly authorized by the Guarantors.

(viii)    The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees thereof) and compliance by the Company and each Guarantor, as applicable, with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Guarantors or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Guarantors, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(ix)    No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each Guarantor, as applicable, of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees thereof) and compliance by the Company and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the

Exhibit B, Page 2

Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

Such counsel shall also state that nothing has come to their attention that causes such counsel to believe that (i) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Final Offering Memorandum, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that, in each case, such counsel has not been asked to, and shall not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom or (b) representations and warranties and other statements of fact contained in the exhibits to documents incorporated by reference therein.

Exhibit B, Page 3